Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,592,007
Unrealized Gain (Loss) on Market Value of Futures	3,141,613
Dividend Income	2,646
Interest Income	41,227
ETF Transaction Fees	1,050
Total Income (Loss)	$7,778,543

Expenses
General Partner Management Fees	$32,254
Professional Fees	3,823
Brokerage Commissions	6,749
Non-interested Directors' Fees and Expenses	424
Prepaid Insurance Expense	278
NYMEX License Fee	806
SEC & FINRA Registration Expense	3,945
Total Expenses	48,279
Expense Waiver	(7,961)
Net Expenses	$40,318
Net Income (Loss)	$7,738,225

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$63,051,353
Withdrawals (250,000 Shares)	(6,387,010)
Net Income (Loss)	7,738,225

Net Asset Value End of Month	$64,402,568
Net Asset Value Per Share (2,350,000 Shares)	$27.41

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612